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                                                                   Exhibit 99.10

                                  FORM OF PROXY

                                 REVOCABLE PROXY

                           FIRST COLONIAL GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 [        ], 2003

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF FIRST COLONIAL GROUP, INC.

     The undersigned hereby constitutes and appoints [   ] and [   ], and each
of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of First Colonial Group, Inc. ("First
Colonial") to be held on the [ ] day of [    ], 2003, and at any postponement or
adjournment thereof, and to vote all of the shares of First Colonial which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

                 [X]     PLEASE MARK VOTES AS IN THIS EXAMPLE


PROPOSAL 1. The election of Robert J. Bergren and Richard Stevens, III as Class 3 directors of First Colonial to hold office for the shorter of (i) four years and until their successors are duly elected and qualified or (ii) the consummation of the merger between First Colonial and KNBT Bancorp, Inc., a Pennsylvania corporation ("KNBT Bancorp").

                          FOR             WITHHOLD          NUMBER OF VOTES

Robert J. Bergren         [ ]               [ ]             -------------------

Richard Stevens, III      [ ]               [ ]             -------------------

     INSTRUCTION: To withhold authority to vote for any indicated nominee, check the box labeled "Withhold" next to that nominee's name. You may choose to cumulate your votes for the election of directors. Your cumulative vote total is determined by multiplying (i) the number of shares that you own by (ii) the number of directors nominated (two). If you wish to cumulate your votes, please indicate the number of votes that you wish to cast for each nominee on the line next to each nominee's name above (the number of votes you cast in the aggregate cannot exceed your cumulative vote total).

PROPOSAL 2. The adoption of the Agreement and Plan of Merger between First Colonial and Keystone Savings Bank, a Pennsylvania-chartered mutual savings bank, dated March 5, 2003, pursuant to which First Colonial will merge with and into KNBT Bancorp, and each outstanding share of First Colonial will be converted into the right to receive shares of KNBT Bancorp common stock, as more fully described in the accompanying proxy statement/prospectus.

                          [ ]              [ ]                [ ]

                          FOR             AGAINST           ABSTAIN


PROPOSAL 3. To transact such other business as may properly come before the Annual Meeting.

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     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE
INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.

     BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE), MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY AS TO CERTAIN MATTERS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS RELATING TO FIRST COLONIAL'S 2003 ANNUAL MEETING OF SHAREHOLDERS.

The undersigned hereby acknowledges receipt of Notice of First Colonial's 2003 Annual Meeting of Shareholders and the Proxy Statement/Prospectus relating thereto.

Dated: ________________________________________, 2003


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                    Signature


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              Signature if held jointly

Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


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